EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                  (dollars in thousands except per share data)


                                                         FISCAL YEAR ENDED
                                                         -----------------

Primary                                        Nov. 29        Nov. 30,*      Dec. 2,*
-------                                          1997           1996           1995
                                               -------        ---------      --------
Net income                                  $     36,064   $     12,407   $     11,324
                                            ============   ============   ============

Weighted average common shares
  outstanding in the 4th quarter              27,429,000     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                  1,186,000             --             --
                                            ------------   ------------   ------------
Weighted average common shares
   and equivalents outstanding 4th quarter    28,615,000     28,200,000     28,200,000
                                            ============   ============   ============
Weighted average common shares
   outstanding in the 3rd quarter             27,172,000     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                  1,668,000             --             --
                                            ------------   ------------   ------------
Weighted average common shares
   and equivalents outstanding 3rd quarter    28,840,000     28,200,000     28,200,000
                                            ============   ============   ============
Weighted average common shares
   outstanding in the 2nd quarter             27,101,922     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                  1,598,078             --             --
                                            ------------   ------------   ------------
Weighted average common shares
   and equivalents outstanding 2nd quarter    28,700,000     28,200,000     28,200,000
                                            ============   ============   ============
Weighted average common shares
   outstanding in the 1st quarter             28,200,000*    28,200,000*    28,200,000*
Net effect of dilutive stock options
   based on the treasury stock method
   using average market price                         --             --             --
                                            ------------   ------------   ------------
Weighted average common shares
   and equivalents outstanding 1st quarter    28,200,000     28,200,000     28,200,000
                                            ============   ============   ============

Total                                        114,355,000    112,800,000    112,800,000
Divided by                                             4              4              4
                                            ------------   ------------   ------------
                                              28,590,000     28,200,000     28,200,000
                                            ============   ============   ============

Pro forma net income per common share              $1.26          $0.44          $0.40
                                            ============   ============   ============


*     28,200,000 computed as follows:

      Class B shares and equivalents at
        Offering date                         21,300,000
      Class A shares outstanding               6,900,000
                                            ------------
                                              28,200,000
                                            ============

Continued


Fully diluted                                   1997           1996*          1995*
-------------                                   ----           -----          -----
Net income                                  $    36,064    $    12,407    $    11,324
                                            ===========    ===========    ===========
Weighted average common shares
   outstanding in the 4th quarter            27,429,000     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using  ending market price                 1,185,300             --             --
                                            -----------    -----------    -----------
Weighted average common shares
   and equivalents outstanding 4th quarter   28,614,300     28,200,000     28,200,000
                                            -----------    -----------    -----------
Weighted average common shares
   outstanding in the 3rd quarter            27,172,000     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using ending market price                  1,528,000             --             --
                                            -----------    -----------    -----------
Weighted average common shares
   and equivalents outstanding 3rd quarter   28,700,000     28,200,000     28,200,000
                                            ===========    ===========    ===========
Weighted average common shares
   outstanding in the 2nd quarter            27,101,922     28,200,000     28,200,000
Net effect of dilutive stock options
   based on the treasury stock method
   using ending market price                  1,798,078             --             --
                                            -----------    -----------    -----------
Weighted average common shares
   and equivalents outstanding 2nd quarter   28,900,000     28,200,000     28,200,000
                                            ===========    ===========    ===========
Weighted average common shares
   outstanding in the 1st quarter            28,200,000*    28,200,000*     28,200,000*
Net effect of dilutive stock options
   based on the treasury stock method
   using ending market price                         --             --             --
                                            -----------    -----------    -----------
Weighted average common shares
   and equivalents outstanding 1st quarter   28,200,000     28,200,000     28,200,000
                                            ===========    ===========    ===========
Total                                       114,414,300    112,800,000    112,800,000
Divided by                                            4              4              4
                                            -----------    -----------    -----------
                                             28,603,575     28,200,000     28,200,000
                                            ===========    ===========    ===========

Pro forma net income per common share             $1.26          $0.44          $0.40
                                            ===========    ===========    ===========


*     28,200,000 computed as follows:
      Class B shares and equivalents at
        Offering date                        21,300,000
      Class A shares outstanding              6,900,000
                                            -----------
                                             28,200,000
                                            ===========


                                       E-1